EXHIBIT 99.1

[LAZARD LOGO]

Media Contact:                            Investor Contact:
Richard Silverman, +1 212 632 6285        Michael J. Castellano, +1 212 632 8262
richard.silverman@lazard.com              investorrelations@lazard.com



                               LAZARD LTD REPORTS
                         FIRST QUARTER FINANCIAL RESULTS

               PRO FORMA NET OPERATING REVENUES(1) INCREASED 27%
            TO $265.5 MILLION; M&A REVENUE UP 66% TO $122.3 MILLION

                PRO FORMA NET INCOME ON A FULLY EXCHANGED BASIS
        INCREASED 281% TO $31.3 MILLION OR 31 CENTS PER DILUTED SHARE;
               HISTORICAL NET INCOME ROSE 387% TO $73.4 MILLION


       NEW YORK, June 15, 2005 - Lazard Ltd (NYSE:LAZ), which completed its initial public offering (IPO) on May 10, 2005, today announced financial results for its first quarter ended March 31, 2005:

     o Pro forma net operating revenues(1) rose by 27% to $265.5 million in the first quarter of 2005, from $209.0 million in the first quarter of 2004;

     o M&A net revenues increased by 66% to $122.3 million in the first quarter of 2005, from $73.8 million in the first quarter of 2004;

     o Pro forma net income assuming full exchange of outstanding exchangeable interests increased by 281% to $31.3 million, or 31 cents per diluted share, in the first quarter of 2005, from $8.2 million, or 8 cents per diluted share, in the first quarter of 2004;

     o Pro forma net income before exchange of outstanding exchangeable interests increased by 281% to $11.7 million, or 31 cents per diluted share, in the first quarter of 2005, from $3.1 million, or 8 cents per diluted share, in the first quarter of 2004;

     o Historical net operating revenues, including our separated businesses, increased 22% to $309.7 million in the first quarter of 2005, from $253.8 million in the first quarter of 2004;

                                     -MORE-

(1) Net operating revenues exclude interest expense relating to financing activities which are included in net revenues.

2

     o Historical net income, including our separated businesses, reported as a historical partnership, increased by 387% to $73.4 million in the first quarter of 2005, from $15.1 million in the first quarter of 2004.

      THE COMPANY'S QUARTERLY REVENUES AND PROFITS CAN FLUCTUATE MATERIALLY DEPENDING ON THE NUMBER AND SIZE OF COMPLETED TRANSACTIONS ON WHICH IT ADVISED, AS WELL AS SEASONALITY AND OTHER FACTORS. ACCORDINGLY, THE REVENUES AND PROFITS IN ANY PARTICULAR QUARTER MAY NOT BE INDICATIVE OF FUTURE RESULTS.

      The basis of presentation for Lazard Ltd's historical and pro forma financial information is discussed later in this release (see section entitled "Basis of Historical and Pro Forma Information"). Lazard believes that pro forma results assuming full exchange of outstanding exchangeable interests provide the most meaningful basis for comparison among present, historical and future periods.

      "These results underscore the strength of Lazard's franchise," said Bruce Wasserstein, Chairman and Chief Executive Officer of Lazard Ltd. "Our business model is simple. We generate revenues through our focus on M&A, financial restructuring and asset management. Our strategy is to target no more than 57.5% of operating revenues as cost for people, and to hold relatively constant dollar levels of expenses for facilities and technology. The intended result is a company with a high degree of operating leverage. Unlike many of our competitors, Lazard does not use its own financial capital to take trading risks. We are a company that focuses on its intellectual capital."

      Steve Golub, Lazard's Vice Chairman, noted: "We are very pleased with our revenue results. Equally significant in this quarter was our ability to contain costs."


                                  NET REVENUES

FINANCIAL ADVISORY

      Financial Advisory (which includes primarily M&A and Financial Restructuring) net revenues rose by 49% to $157.3 million in the first quarter of 2005, from $105.5 million in the first quarter of 2004.

                                     -MORE-

3

      M&A

      M&A net revenues increased by 66% to $122.3 million in the first quarter of 2005, from $73.8 million in the first quarter of 2004.

      Announced first-quarter 2005 M&A transactions included the following transactions on which Lazard advised:

     o    Mitsubishi Tokyo Financial in its $41 billion acquisition of UFJ
          Holdings
     o SunGard Data Systems in its $11.3 billion sale to a private equity consortium
     o    MCI in its $10.3 billion merger with Verizon Communications
     o Air France-KLM in its $6.3 billion acquisition of Amadeus Global Travel Distribution
     o    ClearWave NV in its $4.5 billion sale to Vodafone
     o    RAC plc in its (pound)1.2 billion sale to Aviva plc
     o    Siemens in its (euro)1.2 billion acquisition of Flender Holding GmbH
     o National Australian Bank in its A$2.5 billion sale of its Irish banks to Danske Group
     o    Transurban in its A$1.8 billion acquisition of Hills Motorway Group
     o Charterhouse Capital Partners in its (pound)820 million sale of the Tussauds Group.

      Completed first-quarter 2005 M&A transactions included the following transactions on which Lazard advised:

     o    Sagem SA in its (euro)5.7 billion merger with SNECMA
     o    Clayton Dubilier in its (euro)3.7 billion acquisition of Rexel SA
     o    Interbrew SA in its $2.1 billion acquisition of Ambev
     o    Premiere AG in its (euro)1.2 billion IPO
     o    Entel SA in its sale of a $1.6 billion stake to Almendral SA
     o    Alcan in its $1.6 billion spin-off of Novelis
     o    Alcoa in its $870 million sale of Elkem ASA to Orkla ASA
     o    Debenhams in its (pound)495 million investment by British Land.

      FINANCIAL RESTRUCTURING

      Financial Restructuring net revenues increased by 33% to $24.1 million in the first quarter of 2005, from $18.2 million in the first quarter of 2004.

      Notable announced first quarter 2005 assignments included: Trump Hotels and Casino Resorts, and Tower Automotive. In addition, we continued to work on assignments involving Parmalat, Eurotunnel, and Olympic Airlines and Airways Services, in the first quarter of 2005.

                                     -MORE-

4

ASSET MANAGEMENT

      Asset management net revenues increased by 10% to $106.9 million in the first quarter of 2005, from $96.8 million in the first quarter of 2004.

      This increase was due to higher management fees, driven by growth in average assets under management, and higher incentive fees. Average assets under management rose 9% to $86.3 billion in the first quarter of 2005, from $79.2 billion in the first quarter of 2004. During the first quarter of 2005, assets under management decreased $178 million from the end of 2004 to $86.3 billion at the end of the first quarter of 2005, as net asset inflows of $346 million were offset by decreases due to market depreciation and unfavorable foreign exchange movements as a result of the strengthening of the U.S. dollar.

                 OPERATING EXPENSES FROM CONTINUING OPERATIONS

COMPENSATION AND BENEFITS

      Prior to the IPO, Lazard operated as a limited liability company. Accordingly, historical compensation and benefits expenses do not include payments for services rendered by managing directors and other key employees of Lazard Asset Management (LAM), which were accounted for as minority interest, or for services by our other managing directors which were accounted for as distributions of members' capital. Subsequent to the IPO, all such payments are included in compensation and benefits expenses.

      On a pro forma basis, compensation and benefits expenses, including the aforementioned payments, resulted in a compensation expense to operating revenue ratio of 57.5% in the first quarter of 2005. In the first quarter of 2004 only, pro forma compensation and benefits expenses also included a reduction of $84.2 million to reflect new compensation arrangements with managing directors to achieve a target compensation expense to operating revenue ratio of 57.5%. Without this adjustment the 2004 ratio would have been 98%. In 2005, the new compensation arrangements were in affect and no similar reduction was necessary.

      On a pro forma basis, after the aforementioned reduction in 2004, compensation and benefits expenses increased by 27% to $152.7 million in the first quarter of 2005, from $120.2 million in the first quarter of 2004, consistent with the increase in net revenues.

                                     -MORE-


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5

      On an historical basis, and after giving effect to the separation, compensation and benefits expenses fell by 6% to $105.9 million in the first quarter of 2005, from $112.0 million in the first quarter of 2004. The decrease was due to a 5% reduction in employee headcount (to 2,035 employees, excluding managing directors) as well as decreases in pension expense and post-retirement health benefits.

Non-compensation

      On a pro forma basis and on an historical basis, and after giving effect to the separation, non-compensation and benefits expenses were down 11% to $55.9 million in the first quarter of 2005, compared with $63.1 million in the first quarter of 2004. The reduction is related principally to decreases in travel and entertainment expenses of $3.2 million and lower premises and occupancy expenses of $1.9 million. The ratio of non-compensation and benefits expenses to operating revenues was 21.1% in the first quarter of 2005, compared with 30.2% in the first quarter of 2004, reflecting the lower expense level and the operating leverage from higher operating revenues.

                           PROVISION FOR INCOME TAXES

      Prior to our IPO, Lazard and its subsidiaries generally were not subject to U.S. federal income tax. As a result of completing the IPO, Lazard has a new structure and a portion of its income is subject to U.S. federal income tax, which is reflected in the Company's pro forma financial statements. For the first quarter of 2005, on a pro forma basis assuming an effective tax rate of 28%, Lazard Ltd's provision for taxes was $7.5 million, compared with pro forma provision for taxes of $1.2 million in the first quarter of 2004.

      On an historical basis, and after giving effect to the separation, the provision for income taxes was $7.8 million for the first quarter of 2005, an increase of $10.4 million, compared with a tax benefit of $2.6 million for the corresponding period in 2004, due to increased profitability in locations that are subject to corporate income taxes.

                                     -MORE-

6

                                MINORITY INTEREST
      On a pro forma basis, minority interest was $18.3 million in the first quarter of 2005, compared with $1.9 million in the first quarter of 2004. The increase was due principally to the higher profits in the 2005 period and the related allocation to the LAZ-MD Holdings ownership of 62.5% of Lazard Group ($22.6 million in 2005, up from $5.6 million in 2004). LAZ-MD Holdings is a holding company owned by current and former managing directors of Lazard Group, whose ownership interests will be effectively exchangeable over time, on a one-for-one basis, for shares of Lazard Ltd common stock.

      On a historical basis, and after giving effect to the separation, minority interest was $10.3 million for the first quarter of 2005, a decrease of $4.7 million versus $15.0 million for the corresponding period in 2004, due principally to a decrease in performance-based compensation for LAM members.

                 BASIS OF HISTORICAL AND PRO FORMA INFORMATION

      In connection with the IPO, Lazard Ltd and its subsidiaries entered into a series of separation and recapitalization transactions, including the separation of its Capital Markets and Other activities from Lazard Group, a Delaware limited liability company that holds Lazard Ltd's businesses. As a result of completing the IPO, Lazard Ltd has no material assets other than indirect ownership of 37.5% of the common membership interests of Lazard Group and its managing member interest in Lazard Group. The remaining 62.5% of Lazard Group's membership interests is held by LAZ-MD Holdings.

      Under generally accepted accounting principles in the United States (U.S.
GAAP), Lazard's historical consolidated financial statements reflect the historical results of operations and financial position of Lazard Group, including the separated businesses until May 10, 2005, which was the effective date of the separation. On May 10, 2005, Lazard began treating the separated businesses as discontinued operations as required under U.S. GAAP. Although the effective date of separation was May 10, 2005, the historical financial information described herein is presented as if the separation occurred prior to the date of the historical financial statements covered in this release because of management's belief that such presentation enhances the understanding of the financial results of Lazard Ltd's continuing businesses.

                                     -MORE-

7

     The historical financial statements do not reflect what the results of operations and financial position of Lazard Ltd or Lazard Group would have been had these companies operated as separate, independent public entities for the periods presented. Specifically, the historical results of operations do not give effect to the following matters:

     o The separation of Lazard's Capital Markets and Other activities, which consists of equity, fixed income and convertibles sales and trading; broking, research and underwriting services; merchant banking fund-management activities outside of France; and specified non-operating assets and liabilities,
     o Payment for services rendered by Lazard's managing directors, which, as a result of Lazard operating as a limited liability company, historically has been accounted for as distributions from members' capital, or, in some cases, as minority interest, rather than as compensation and benefits expenses, and
     o U.S. corporate federal income taxes, since Lazard has operated in the U.S. as a limited liability company that was treated as a partnership for U.S. federal income tax purposes. As a result, Lazard's income has not been subject to U.S. federal income taxes. Income taxes shown on the historical financial statements are attributable to taxes incurred in non-U.S. entities and to unincorporated business taxes attributable to Lazard's operations apportioned to New York.


          The unaudited pro forma financial data contained in this press release present Lazard's historical financial information adjusted to reflect the separation and recapitalization transactions, including the IPO and the additional financing transactions, assuming they had been completed as of January 1, 2004, with respect to the unaudited pro forma condensed consolidated statements of income information, and at March 31, 2005, with respect to the unaudited pro forma condensed consolidated statement of financial condition information. The adjustments include:

     o    The separation of Lazard Group's Capital Markets and Other Activities,
     o    Payment for services rendered by managing directors,
     o Income taxes Lazard expects to pay as a corporation assuming an annual effective tax rate of 28%,

                                     -MORE-

8


     o Minority interest expense reflecting LAZ-MD Holdings' ownership of 62.5% of the Lazard Group common membership interests outstanding immediately after the IPO and the separation and recapitalization transactions,
     o The use of proceeds from the IPO and the additional financing transactions, and
     o The net incremental interest expense related to the additional financing transactions.

      The unaudited pro forma financial information are included for informational purposes only and do not purport to reflect the results of operations or financial position of Lazard LLC or Lazard Group that would have occurred had they operated as separate, independent companies during the periods presented.

      Actual results might have differed from pro forma results if Lazard LLC, Lazard Group or Lazard Ltd had operated independently.

      The pro forma consolidated financial information should not be relied upon as being indicative of Lazard Group or Lazard Ltd's results of operations or financial condition had the transactions contemplated in connection with the separation and recapitalization transactions, including the IPO and the additional financing transactions, been completed on the dates assumed. The pro forma financial information also does not project the results of operations or financial position for any future period or date.

                                     * * *

FUTURE CONFERENCE CALLS

      Lazard intends to hold two conference calls each year to discuss its financial results. Lazard expects such calls will be held in connection with the release of its second quarter results and its fourth quarter and year-end financial results. Lazard anticipates that its second quarter results for 2005 will be released on or about August 10, 2005. Following such release, Lazard plans to hold a conference call to discuss the results and related matters. Specific information regarding the conference call will be announced approximately 10 days prior to the date of the call.

                                     * * *

9

      On May 5, 2005, Class A common stock of Lazard Ltd began trading on the New York Stock Exchange under the trading symbol "LAZ." In addition, Lazard Ltd equity security units also began trading on the NYSE under the trading symbol "LDZ."

      Lazard, one of the world's preeminent financial advisory and asset management firms, operates from 27 cities across 15 countries in North America, Europe, Asia and Australia. With origins dating back to 1848, the firm provides services including mergers and acquisitions advice, asset management, and restructuring advice to corporations, partnerships, institutions, governments, and individuals. For more information on Lazard, please visit WWW.LAZARD.COM.

                                     * * *

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS." IN SOME CASES, YOU CAN IDENTIFY THESE STATEMENTS BY FORWARD-LOOKING WORDS SUCH AS "MAY", "MIGHT", "WILL", "SHOULD", "EXPECT", "PLAN", "ANTICIPATE", "BELIEVE", "ESTIMATE", "PREDICT", "POTENTIAL" OR "CONTINUE", AND THE NEGATIVE OF THESE TERMS AND OTHER COMPARABLE TERMINOLOGY. THESE FORWARD-LOOKING STATEMENTS ARE NOT HISTORICAL FACTS BUT INSTEAD REPRESENT ONLY OUR BELIEF REGARDING FUTURE RESULTS, MANY OF WHICH, BY THEIR NATURE, ARE INHERENTLY UNCERTAIN AND OUTSIDE OF OUR CONTROL. THERE ARE IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS, LEVEL OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THE RESULTS, LEVEL OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN OUR REGISTRATION STATEMENT ON FORM S-1 (COMMISSION FILE NUMBER 333-121407) UNDER THE CAPTION "RISK FACTORS," INCLUDING THE FOLLOWING:

     o    A DECLINE IN GENERAL ECONOMIC CONDITIONS OR THE GLOBAL FINANCIAL
          MARKETS;
     o    LOSSES CAUSED BY FINANCIAL OR OTHER PROBLEMS EXPERIENCED BY THIRD
          PARTIES;
     o    LOSSES DUE TO UNIDENTIFIED OR UNANTICIPATED RISKS;
     o A LACK OF LIQUIDITY, I.E., READY ACCESS TO FUNDS, FOR USE IN OUR BUSINESSES;
     o    COMPETITIVE PRESSURE.

                                     # # #

10

                          LAZARD GROUP AND LAZARD LTD
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

                                   Three Months Ended March 31,
                              ---------------------------------------------
                                 LAZARD GROUP               LAZARD LTD
                                  PRO FORMA*                PRO FORMA
                              -------------------     ---------------------
                                2004       2005         2004         2005
                              --------   --------     --------     --------
                             ($ in thousands, except per share data)

Total revenues                $213,679   $270,007      $213,679    $270,007
LFB interest expense            (4,703)    (4,478)       (4,703)     (4,478)
                              --------   --------      --------    --------
 Operating revenues            208,976    265,529       208,976     265,529
Other interest expense          (5,521)    (5,430)      (19,464)    (19,373)
                              --------   --------      --------    --------
Net revenues                   203,455    260,099       189,512     246,156
Operating Expenses:
 Compensation and benefits     112,048    105,881       120,161     152,679
 Premises and occupancy costs   18,273     16,383        18,273      16,383
 Professional fees              10,554      8,858        10,554       8,858
 Travel and entertainment       12,184      8,975        12,184       8,975
 Other                          22,118     21,733        22,118      21,733
                              --------   --------      --------    --------
Operating expenses             175,177    161,830       183,290     208,628
                              --------   --------      --------    --------
Operating income                28,278     98,269         6,222      37,528
Provision (benefit)
 for income taxes               (2,610)     7,803         1,236       7,458
                              --------   --------      --------    --------
Income before minority
 interests                      30,888     90,466         4,986      30,070
Minority interests excluding
 LAZ-MD                         14,964     10,259        (3,724)     (4,275)
Minority interests relating
 to LAZ-MD                         -          -           5,634      22,609
                              --------   --------      --------    --------
Income from continuing
 operations                     15,924     80,207         3,076      11,736
Loss from discontinued
 operations                       (871)    (6,851)         -           -
                              --------   --------      --------    --------
Net income                     $15,053    $73,356        $3,076     $11,736
                              --------   --------      --------    --------
                              --------   --------      --------    --------
Net income assuming full exchange of
 exchangeable interests                                  $8,204     $31,295
                                                       --------    --------
                                                       --------    --------

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                              37,500,000  37,500,000
  Diluted                                           100,000,000 100,000,000

Net income PER SHARE:
  Basic                                                   $0.08       $0.31
  Diluted                                                 $0.08       $0.31

* Pro forma to reflect separated businesses as discontinued operations

            SEE NOTES TO UNAUDITED PRO FORM A CONDENSED CONSOLIDATED
                              STATEMENTS OF INCOME

11

                          LAZARD GROUP AND LAZARD LTD
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME


                                 Three Month Period Ended March 31, 2005
                      ----------------------------------------------------------
                                       Pro Forma Adjustments          Lazard Ltd
                       Lazard    ---------------------------------   Pro Forma,
                        Group    Separation(a) Continuing                 as
                      Historical  (Disc. Ops)  Operations   Other    Adjusted(i)
                      ---------- ------------- ---------- --------   -----------
                               ($ in thousands, except per share data)

Total revenues         $314,128     $44,121   $270,007   $    -        $270,007
LFB interest expense     (4,478)        -       (4,478)                  (4,478)
                       --------     -------   --------   --------      --------
 Operating revenues     309,650      44,121    265,529        -         265,529
Other interest expense  (11,672)(b)  (6,242)    (5,430)   (13,943)(c)   (19,373)
                       --------     -------   --------   --------      --------
Net revenues            297,978      37,879    260,099    (13,943)      246,156
Operating Expenses:
 Compensation and
   benefits             127,487      21,606    105,881     46,798 (d)   152,679
 Premises and
  occupancy costs        27,531      11,148     16,383        -          16,383
 Professional fees       13,332       4,474      8,858        -           8,858
 Travel and
  entertainment          10,501       1,526      8,975        -           8,975
 Other                   27,455       5,722     21,733        -          21,733
                       --------     -------   --------   --------      --------
Operating expenses      206,306      44,476    161,830     46,798       208,628
                       --------     -------   --------   --------      --------
Operating income
 (loss)                  91,672      (6,597)    98,269    (60,741)       37,528
Provision for income
 taxes                    8,056         253      7,803       (345)(e)     7,458
                       --------     -------   --------   --------      --------
Income (loss) before
 minority interests      83,616      (6,850)    90,466    (60,396)       30,070
Minority interests
 excluding LAZ-MD        10,260           1     10,259    (14,534)(d)    (4,275)
Minority interests
 relating to LAZ-MD         -           -          -       22,609 (f)    22,609
                       --------     -------   --------   --------      --------
Net income (loss)      $ 73,356     ($6,851)  $ 80,207   ($68,471)     $ 11,736
                       --------     -------   --------   --------      --------
                       --------     -------   --------   --------      --------

Net income assuming full exchange of exchangeable interests             $31,295
                                                                       --------
                                                                       --------

WEIGHTED AVERAGE SHARES OUTSTANDING:
 Basic                                                             37,500,000(g)
 Diluted                                                          100,000,000(g)
NET INCOME PER SHARE:
  Basic                                                                 $0.31(h)
  Diluted                                                               $0.31(h)


            SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENTS OF INCOME

12

                          LAZARD GROUP AND LAZARD LTD
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME


                                 Three Month Period Ended March 31, 2004
                      ----------------------------------------------------------
                                       Pro Forma Adjustments          Lazard Ltd
                       Lazard    ---------------------------------   Pro Forma,
                        Group    Separation(a) Continuing                 as
                      Historical  (Disc. Ops)  Operations   Other    Adjusted(i)
                      ---------- ------------- ---------- --------   -----------
                               ($ in thousands, except per share data)

Total revenues         $258,459     $44,780   $213,679   $    -        $213,679
LFB interest expense     (4,703)        -       (4,703)                  (4,703)
                       --------     -------   --------   --------      --------
 Operating revenues     253,756      44,780    208,976        -         208,976
Other interest expense   (8,167)(b)  (2,646)    (5,521)   (13,943)(c)   (19,464)
                       --------     -------   --------   --------      --------
Net revenues            245,589      42,134    203,455    (13,943)      189,512
Operating Expenses:
 Compensation and
   benefits             140,860      28,812    112,048      8,113 (d)   120,161
 Premises and
  occupancy costs        22,227       3,954     18,273        -          18,273
 Professional fees       13,656       3,102     10,554        -          10,554
 Travel and
  entertainment          13,839       1,655     12,184        -          12,184
 Other                   27,110       4,992     22,118        -          22,118
                       --------     -------   --------   --------      --------
Operating expenses      217,692      42,515    175,177      8,113       183,290
                       --------     -------   --------   --------      --------
Operating income
 (loss)                  27,897        (381)    28,278    (22,056)        6,222
Provision for income
 taxes                   (2,121)        489     (2,610)     3,846 (e)     1,236
                       --------     -------   --------   --------      --------
Income (loss) before
 minority interests      30,018        (870)    30,888    (25,902)        4,986
Minority interests
 excluding LAZ-MD        14,965           1     14,964    (18,688)(d)    (3,724)
Minority interests
 relating to LAZ-MD         -           -          -        5,634 (f)     5,634
                       --------     -------   --------   --------      --------
Net income (loss)      $ 15,053       ($871)  $ 15,924   ($12,848)     $  3,076
                       --------     -------   --------   --------      --------
                       --------     -------   --------   --------      --------

Net income assuming full exchange of exchangeable interests              $8,204
                                                                       --------
                                                                       --------

WEIGHTED AVERAGE SHARES OUTSTANDING:
 Basic                                                             37,500,000(g)
 Diluted                                                          100,000,000(g)
NET INCOME PER SHARE:
  Basic                                                                 $0.08(h)
  Diluted                                                               $0.08(h)


                 SEE NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              STATEMENTS OF INCOME

13

                                LAZARD GROUP LLC
                              UNAUDITED HISTORICAL
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                     Three Months Ended
                                                            March 31,
                                                    ---------------------
                                                      2004         2005
                                                    --------    ---------
                                                       ($ in thousands)
 REVENUE
 Investment banking and other advisory fees         $110,221    $ 158,135
 Money management fees                                95,455      106,059
 Commissions                                          18,366       16,396
 Trading gains and losses - net                        7,248        8,915
 Underwriting                                          8,316        4,840
 Investment gains and losses, non-trading - net        2,554        2,413
 Interest income                                      11,112       14,066
 Other                                                 5,187        3,304
                                                    --------    ---------
    Total Revenue                                    258,459      314,128
 Interest expense                                     12,870       16,150
                                                    --------    ---------
    Net revenue                                      245,589      297,978
                                                    --------    ---------

OPERATING EXPENSES
Employee compensation and benefits                   140,860      127,487
Premises and occupancy costs                          22,227       27,531
Professional fees                                     13,656       13,332
Travel and entertainment                              13,839       10,501
Communications and information services                9,941       10,989
Equipment costs                                        5,101        5,450
Other                                                 12,068       11,016
                                                    --------    ---------
    Total operating expenses                         217,692      206,306
                                                    --------    ---------
OPERATING INCOME                                      27,897       91,672
Provision (benefit) for income taxes                  (2,121)       8,056
                                                    --------    ---------
INCOME ALLOCABLE TO MEMBERS BEFORE
  MINORITY INTEREST                                   30,018       83,616
Minority interest                                     14,965       10,260
                                                    --------    ---------
NET INCOME ALLOCABLE TO MEMBERS                     $ 15,053    $  73,356
                                                    --------    ---------
                                                    --------    ---------

14

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(a) Reflects adjustments necessary to remove the historical results of operations of Lazard Group's separated businesses.

(b) Interest expense includes accrued dividends relating to Lazard Group's mandatorily redeemable preferred stock issued in March 2001.

(c) Reflects net incremental interest expense related to the separation and recapitalization transactions, including the additional financing transactions and the amortization of capitalized costs associated with the additional financing transactions.

(d) The adjustment reflects payments for services rendered by our managing directors and employee members of LAM, which prior to the initial public offering were disclosed as either a reduction of capital or as minority interest expense. Following the completion of the initial public offering, our policy is that our employee compensation and benefits expense, including that payable to our managing directors, will not exceed 57.5% of operating revenue each year (although we retain the ability to change this policy in the future). The adjustment has been determined as if the new compensation policy had been in place during 2004 and 2005. Accordingly, the pro forma condensed consolidated statements of income data reflect compensation and benefits expense based on new retention agreements that are in effect.

(e) Reflects adjustments for the following: (i) a tax benefit related to the reclassification of LAM minority interest, (ii) the net income tax impact associated with the separation and recapitalization transactions and (iii) an adjustment for Lazard Ltd entity-level taxes.

(f) Minority interest expense includes an adjustment for LAZ-MD Holdings' ownership of 62.5% of the Lazard Group common membership interests outstanding immediately after the initial public offering.

(g) For purposes of presentation of basic net income per share, the weighted average shares outstanding reflects the 37,500,000 shares of Class A common stock outstanding immediately following the initial public offering. For purposes of presentation of diluted net income per share, LAZ-MD Holdings exchangeable interests are included on an as-if-exchanged basis. Shares issuable with respect to the exercise of the purchase contracts associated with the equity security units offered in the ESU offering and the IXIS ESU placement are not included because, under the treasury stock method of accounting, such securities currently are not dilutive.

(h) Calculated after considering the impact of all the pro forma adjustments described above and based on the weighted average basic and diluted shares outstanding, as applicable, as described in note (g) above.

(i) Captions relating to "income allocable to members" means "income" with respect to the Lazard Ltd amounts.

15

                          LAZARD GROUP AND LAZARD LTD
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        STATEMENT OF FINANCIAL CONDITION


                                            As of March 31, 2005
                      ----------------------------------------------------------
                                                                     Lazard Ltd
                       Lazard          Pro Forma Adjustments        Consolidated
                        Group    ---------------------------------   Pro Forma,
                      Historical Separation(a)  Subtotal    Other   as Adjusted
                      ---------- ------------- ---------- --------  ------------
                                          ($ in thousands)

ASSETS
Cash & cash
 equivalents       $234,227    ($43,960)   $190,267  (30,722)(b),    $159,545(h)
                                                             (e)
Cash & securities
 segregated for
 regulatory
 purposes            39,650     (23,500)     16,150      -             16,150
Marketable
 investments         95,281         -        95,281      -             95,281(h)
Securities owned    635,692    (275,559)    360,133      -            360,133
Securities
 borrowed         1,194,668  (1,194,668)        -        -                -
Receivables         996,079    (301,784)    694,295      -            694,295
Other assets        654,744    (197,847)    456,897  (30,269)(e)      426,628
                 ---------- -----------  ---------- --------       ----------
Total assets     $3,850,341 ($2,037,318) $1,813,023 ($60,991)      $1,752,032
                 ---------- -----------  ---------- --------       ----------
                 ---------- -----------  ---------- --------       ----------

LIABILITIES & MEMBERS' EQUITY
Notes payable       $55,496     ($1,382)    $54,114  (50,000)(e)      $4,114
Securities
 loaned           1,123,507  (1,123,507)        -        -               -
Payables            818,099    (197,415)    620,684      -           620,684
Accrued employee
 compensation        67,721     (20,878)     46,843   97,123 (c),    143,966
                                                             (d)
Miscellaneous
 other lia-
 bilities         1,056,942    (439,522)    617,420    6,013 (f)     623,433
Lazard Group
 senior notes           -           -           -    550,000 (e)     550,000
Lazard Group
 Finance senior
 notes under-
 lying equity
 security units         -           -           -    437,500 (e)     437,500
Subordinated
 loans              200,000         -       200,000      -           200,000
Mandatorily
 redeemable pre-
 ferred stock       100,000         -       100,000 (100,000)(e)         -
Minority interest   141,308     (18,748)    122,560  (20,493)(c)     102,067
Members' equity     287,268    (235,866)     51,402  (51,402)(b),(d),    -
                                                             (e),(f)
Stockholders'
 equity (deficiency):
   Common stock,
    par value
    $.01 per share     -            -           -        375 (g)         375
   Additional
    paid-in capital    -            -           -   (930,107) (g)    (930,107)
                 ---------- -----------  ---------- --------       ----------
Total members'
 equity and
 stockholders'
 equity
 (deficiency)       287,268    (235,866)     51,402 (981,134)        (929,732)
                 ---------- -----------  ---------- --------       ----------
Total liabilities,
 members' equity
 and stockholders'
 equity
 (deficiency)    $3,850,341 ($2,037,318) $1,813,023 ($60,991)      $1,752,032
                 ---------- -----------  ---------- --------       ----------
                 ---------- -----------  ---------- --------       ----------

           SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        STATEMENT OF FINANCIAL CONDITION

16

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

(a) Reflects adjustments necessary to remove the historical balances relating to Lazard Group's separated businesses.

(b) Reflects cash contribution in recognition of indemnities made by the separated businesses in favor of Lazard Group.

(c) Reclassifies minority interest relating to services rendered by managing directors and employee members associated with Lazard Group's controlled affiliate, LAM, to accrued compensation.

(d) As a result of the consummation of the initial public offering, we now include all payments for services rendered by our managing directors in compensation and benefits expense. The pro forma adjustment reflects the compensation payable to managing directors (excluding LAM and the separated businesses).

(e) Reflects the net impact of the initial public offering, the additional financing transactions and the recapitalization.

(f) Reflects an adjustment to record a liability for the present value of the quarterly contract adjustment payments related to the purchase contracts associated with the equity security units, including those issued pursuant to the IXIS investment agreement, with a corresponding charge to additional paid-in-capital.

(g) Reflects the issuance of shares of Class A common stock pursuant to the initial public offering, net of applicable costs with respect thereto, and the net effect of the consolidation by Lazard Ltd of Lazard Group, including the classification of LAZ-MD Holdings' approximate 62.5% ownership of Lazard Group's common membership interests as of March 31, 2005 as a reduction of Lazard Ltd's additional paid-in capital rather than minority interest, since such minority interest would be negative.

(h) Historically, employee bonuses have generally been paid in January following the end of each fiscal year. Payments to managing directors for services rendered have generally been made in three monthly installments, as soon as practicable, after the end of each fiscal year. Such payments usually begin in February and end in April. Accordingly, the cash and marketable investments balances shown do not reflect the final payment made in April, to our managing directors for services rendered.

17

                          LAZARD GROUP AND LAZARD LTD
                          PRO FORMA OPERATING REVENUES

                                           Three Months Ended March 31,
                                     ---------------------------------------
                                                               Increase /
                                       2004        2005        (Decrease)
                                     --------    --------    ---------------
                                                ($ in thousands)

 FINANCIAL ADVISORY
   M&A                               $ 73,835    $122,311    $48,476     66%
   Financial Restructuring             18,200      24,148      5,948     33%
   Corporate Finance and Other         13,459      10,800     (2,659)   (20%)
                                     --------    --------    -------
     Total                            105,494     157,259     51,765     49%

 ASSET MANAGEMENT
   Management and Other Fees           96,796     102,043      5,247      5%
   Incentive Fees                          30       4,820      4,790      -
                                     --------    --------    -------
     Total                             96,826     106,863     10,037     10%

 CORPORATE                              1,135      (4,023)    (5,158)     -


 NET REVENUES                         203,455     260,099     56,644     28%
  Add Back Non-LFB Interest Expense     5,521       5,430        (91)     -
                                     --------    --------    -------

 OPERATING REVENUES                  $208,976    $265,529    $56,553     27%
                                     --------    --------    -------
                                     --------    --------    -------

18

                                   LAZARD LTD
               RECONCILIATION OF PRO FORMA SHARES OUTSTANDING AND
                      NET INCOME FOR BASIC AND DILUTED EPS

                         Three Months Ended               Three Months Ended
                            March 31, 2004                  March 31, 2005
                  ------------------------------  ------------------------------
                   Weighted                 Net    Weighted                Net
                    Average                Income   Average               Income
                     Shares      Net        Per      Shares       Net      Per
                  Outstanding  Income      Share  Outstanding   Income    Share
                  -----------  ------      -----  -----------  -------    ------
                              ($ in thousands, except per share data)

Amounts as
 reported for
 basic net
 income per
 share             37,500,000  $3,076      $0.08   37,500,000  $11,736     $0.31
                                           -----                           -----
                                           -----                           -----

Amounts
 applicable
 to LAZ-MD
 exchangeable
 interests:
   Share of
     Lazard
     Group
     income                     5,634 (a)                       22,609 (a)
   Additional
     Corporate
     tax                         (506)(b)                       (3,050)(b)
   Shares
     issuable      62,500,000                      62,500,000
                  -----------  ------             -----------  -------     -----


Amounts as
  reported for
  diluted net
  income per
  share           100,000,000  $8,204      $0.08  100,000,000  $31,295     $0.31
                  -----------  ------      -----  -----------  -------     -----
                  -----------  ------      -----  -----------  -------     -----

(a) 62.5% of pro forma Lazard Group net income of $9,013 and $36,174 in the 2004 and 2005 period, respectively
(b) Based on pro forma Lazard Group operating income of $6,222 and $37,528 in the 2004 and 2005 period, respectively.

19

                         ASSETS UNDER MANAGEMENT (AUM)

                                                     As of
                                             ---------------------
                             December 31,    March 31,   March 31,
                                 2004          2004        2005
                             ------------    ---------   ---------
                                             ($ in millions)

 Total Equities                   $69,745      $64,565     $69,724
 Total Fixed Income                11,204       11,401      11,314
 Alternative Investments            2,800        1,697       2,921
 Merchant Banking                     551          423         523
 Cash                               2,135        1,914       1,775
                                  -------      -------     -------
  Total AUM                       $86,435      $80,000     $86,257
                                  -------      -------     -------

                                              Three Months Ended
                              Year Ended            March 31,
                             December 31,    ---------------------
                                 2004          2004        2005
                             ------------    ---------   ---------
                                             ($ in millions)

AUM-Beginning of Period           $78,371      $78,371     $86,435
 Net Flows                         (3,489)         (42)        346
 Market Appreciation
  (Depreciation)                   10,793        1,872         (43)
 Foreign Currency Adjustments         760         (201)       (481)
                                  -------      -------     -------
 AUM-End of Period                $86,435      $80,000     $86,257
                                  -------      -------     -------
                                  -------      -------     -------
 Average AUM (note)               $80,261      $79,185     $86,346
                                  -------      -------     -------
                                  -------      -------     -------

Note: Average AUM is based on an average of quarterly ending balances for the respective periods (five point average for the full year and two point average for the quarters).